AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

MIRION TECHNOLOGIES, INC.
    The present name of the corporation is Mirion Technologies, Inc. (the “Corporation”). The Corporation was originally incorporated in Delaware by the filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 31, 2018 under the name GS Acquisition Holdings Corp II. The Certificate of Incorporation was previously amended and restated on June 29, 2020 and October 20, 2021. This Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, as amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    The text of the Certificate of Incorporation as amended and restated shall read in full as follows:

Article 1
NAME
    The name of the corporation is Mirion Technologies, Inc. Capitalized terms used in this Certificate of Incorporation without definition shall have the meanings assigned thereto in Section 11.04.
Article 2
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road, Suite 201, Dover, Delaware 19904, Kent County. The name of the registered agent of the Corporation in the State of Delaware at such address is Cogency Global Inc.
Article 3
PURPOSE AND POWERS
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”).
Article 4
CAPITAL STOCK
Section 4.01. Authorized Shares.

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(a)The total number of shares of all classes of stock that the Corporation shall have authority to issue is 700,000,000 shares, consisting of:
(i)500,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”);
(ii)100,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and
(iii)100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
(b)The number of authorized shares of any particular class or series may not be decreased below the number of shares of such class or series then outstanding, plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with the redemption or exchange of all outstanding shares of Mirion IntermediateCo Class B Common Stock for Class A Common Stock pursuant to Section 4.04 of the Mirion IntermediateCo Charter (assuming for this purpose that such redemption or exchange is settled in shares of Class A Common Stock).

Section 4.02. Preferred Stock. The board of directors of the Corporation (the “Board of Directors”) is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the DGCL.
Section 4.03. Common Stock. The rights, powers, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:
(a)Voting Rights.
(i)Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters on which stockholders generally are entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(ii)Each holder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class B Common Stock will be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to Section 4.03(a)(iii), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate

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of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.
(iii)
(A)The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of Common Stock in a manner that is materially and disproportionately adverse as compared to any alteration or change to the Class B Common Stock; and

(B)The holders of the outstanding shares of Class B Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of Common Stock in a manner that is materially and disproportionately adverse as compared to any alteration or change to the Class A Common Stock, it being understood that this Section 4.03(a)(iii)(B) shall not apply to any amendment in connection with a merger, consolidation or other business combination if such merger, consolidation or other business combination constitutes a Disposition Event in which holders of Paired Interests are required to cause their Mirion IntermediateCo Class B Common Stock to be redeemed and their associated shares of Class B Common Stock to be retired, or exchange such Paired Interests, pursuant to Section 4.04(d) of the Mirion IntermediateCo Charter in such Disposition Event and receive consideration in such Disposition Event in accordance with the terms of the Mirion IntermediateCo Charter as in effect prior to such Disposition Event.

(iv)If at any time the ratio at which shares of Mirion IntermediateCo Class B Common Stock are redeemable or exchangeable for shares of Class A Common Stock pursuant to the Mirion IntermediateCo Charter is amended, the number of votes per share of Class B Common Stock to which holders of shares of Class B Common Stock are entitled pursuant to Section 4.03(a)(i) shall be adjusted accordingly.

(b)Dividends; Stock Splits or Combinations.

(i)Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board of Directors in its discretion may determine.

(ii)Except as provided in Section 4.03(b)(iii) with respect to stock dividends, dividends of cash or property may not be declared or paid on shares of Class B Common Stock.

(iii)In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (A) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding

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is made in the same proportion and the same manner and (B) the Stock Adjustment has been reflected in the same economically equivalent manner on all shares of common stock of Mirion IntermediateCo. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(c)Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock. The holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; provided this Section 4.03(c) shall not limit the rights of the holders of shares of Class B Common Stock to cause their shares of Mirion IntermediateCo Class B Common Stock to be redeemed or exchanged by Mirion IntermediateCo for shares of Class A Common Stock or cash in accordance with Section 4.04 of the Mirion IntermediateCo Charter (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding-up).

(d)Transfer Restrictions; Retirement of Class B Common Stock.

(i)No holder of shares of Class B Common Stock may Transfer such shares to any person unless such holder Transfers a corresponding number of shares of Mirion IntermediateCo Class B Common Stock (as part of Paired Interests) to the same Person in accordance with the Mirion IntermediateCo Charter. If any outstanding share of Class B Common Stock ceases to be held by a holder of a share of Mirion IntermediateCo Class B Common Stock, such share shall automatically and without further action on the part of the Corporation or such holder be transferred to the Corporation for no consideration and retired.

(ii)To the extent that any holder of shares of Mirion IntermediateCo Class B Common Stock exercises its right pursuant to Section 4.04 of the Mirion IntermediateCo Charter to have its Mirion IntermediateCo Class B Common Stock redeemed by Mirion IntermediateCo in accordance with the Mirion IntermediateCo Charter, then simultaneously with the payment of cash or Class A Common Stock consideration in accordance with the Mirion IntermediateCo Charter, the Corporation shall cancel for no consideration a number of shares of Class B Common Stock registered in the name of the redeeming or exchanging holder equal to the number of Mirion IntermediateCo Class B Common Stock held by such holder that are redeemed or exchanged in such redemption or exchange transaction.

(iii)The shares of Class B Common Stock may be notated with one or more of the following legends:

(A)“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THE CORPORATION’S CERTIFICATE OF INCORPORATION. NO TRANSFER

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MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CERTIFICATE OF INCORPORATION;”

(B)“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933;” and

(C)Any other legend required by applicable securities laws of any jurisdiction to the extent such laws are applicable to such shares of Class B Common Stock.

(e)Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance upon redemption or exchange of shares of Mirion IntermediateCo Class B Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of Mirion IntermediateCo Class B Common Stock, pursuant to Section 4.04(e) of the Mirion IntermediateCo Charter (assuming for this purpose that such redemption or exchange is settled in shares of Class A Common Stock). The Corporation covenants that all the shares of Class A Common Stock that are issued upon the redemption or exchange of such shares of Mirion IntermediateCo Class B Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.

(f)Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of shares of Class B Common Stock of their right under Section 4.04 of the Mirion IntermediateCo Charter to cause Mirion IntermediateCo to redeem shares of Mirion IntermediateCo Class B Common Stock will be made without charge to the holders of the shares of Class B Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Mirion IntermediateCo Class B Common Stock being redeemed or exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

Section 4.04. Incorporation of Mirion IntermediateCo Charter. The Corporation will take the actions required, and observe the restrictions, applicable to it set forth under Sections 4.02(b) and 4.04 of the Mirion IntermediateCo Charter.
Article 5
BYLAWS
The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).

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Prior to the Sunset Time (as defined below), the stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding securities of the Corporation generally entitled to vote thereon, voting together as a single class. At or following the Sunset Time, the stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than a majority of the voting power of all outstanding securities of the Corporation generally entitled to vote thereon, voting together as a single class. For purposes of this Certificate of Incorporation, the term “Sunset Time” shall mean 12:01 a.m., Eastern Time, on October 21, 2028.

Article 6
BOARD OF DIRECTORS
Section 6.01. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 6.02. Number of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board of Directors.
Section 6.03. Election of Directors.
(a)Each director shall be elected annually by the stockholders and shall serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In no event will a decrease in the number of directors shorten the term of any incumbent director.
(b)There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.
Section 6.04. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director.
Section 6.05. Removal. Any director may be removed from office by the stockholders, with or without cause, by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
Section 6.06. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions adopted by the Board of Directors pursuant to Section 4.02 hereto, and such directors so elected shall not be subject to the provisions of this Article 6 unless otherwise provided therein.

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Article 7
MEETINGS OF STOCKHOLDERS
Section 7.01. Annual Meetings. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.
Section 7.02. Special Meetings. Special meetings of the stockholders may be called only by (a) the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors, (b) the chairman of the Board of Directors or (c) the Chief Executive Officer of the Corporation. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Section 4.02 hereto, special meetings of holders of such Preferred Stock.
Section 7.03. No Action by Written Consent. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, as may be set forth in the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.02 hereto for such class or series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL, as amended from time to time, and this Article 7, and may not be taken by written consent of stockholders without a meeting.
Article 8
INDEMNIFICATION
Section 8.01. Limited Liability. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) of an officer in any action by or in the right of the Corporation. Solely for purposes of this Section 8.01, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 8.02. Right to Indemnification.
(a)Each Person (and the heirs, executors or administrators of such Person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (each, an “Indemnified Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its

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final disposition to the fullest extent authorized by the DGCL provided, that, such Indemnified Person agrees to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation as authorized in this Article 8. The right to indemnification conferred in this Article 8 shall be a contract right.
(b)The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.
Section 8.03. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such Person in any such capacity or arising out of such Person’s status as such, whether or not the Corporation would have the power to indemnify such Person against such liability under the DGCL.
Section 8.04. Priority of Indemnification. With respect to any Indemnified Person who has rights to indemnification, advancement of expenses or insurance provided by any stockholder of the Corporation, the Corporation and its respective direct and indirect Subsidiaries (collectively, the “Company Group”), then the Company Group shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Person acting in such capacity or capacities on behalf or at the request of the Board of Directors, the Corporation or any other member of the Company Group, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract or otherwise. Notwithstanding the fact that any stockholder of the Corporation and its Affiliates other than the Company Group (such Persons (excluding any member of the Company Group), together with their respective heirs, successors and assigns, the “Other Indemnitors”) may have concurrent liability to an Indemnified Person with respect to the Indemnity Obligations, the Corporation hereby agrees that in no event shall the Corporation or any other member of the Company Group have any right or claim against any of the Other Indemnitors for contribution or have rights of subrogation against any Other Indemnitors through an Indemnified Person for any payment made by the Corporation or any other member of the Company Group with respect to any Indemnity Obligation. In addition, the Corporation hereby agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which an Indemnified Person has sought indemnification from the Corporation or any other member of the Company Group shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Corporation or any other member of the Company Group.
Section 8.05. Nonexclusivity of Rights. The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any Person may otherwise have or hereafter acquire.
Section 8.06. Preservation of Rights. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by the DGCL, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

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Article 9
CORPORATE OPPORTUNITIES
In the event that a member of the Board of Directors who is not an employee of the Corporation or its Subsidiaries, or any employee or agent of such member, other than someone who is an employee of the Corporation or its Subsidiaries (collectively, the “Covered Persons”), acquires knowledge of any business opportunity matter, potential transaction, interest or other matter, even if such business opportunity matter, potential transaction, interest or other matter is one that the Corporation or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Covered Persons shall have no duty to communicate or offer such business opportunity matter, potential transaction, interest or other matter to the Corporation (and there shall be no restriction on the Covered Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as a Covered Person in considering and pursuing such business opportunity matter, potential transaction, interest or other matter or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in connection with such individual’s service as a member of the Board of Directors of the Corporation (a “Corporate Opportunity”), then the Corporation to the maximum extent permitted from time to time under the DGCL (including Section 122(17) thereof):
(a)renounces any expectancy that such Covered Person offer an opportunity to participate in such Corporate Opportunity to the Corporation; and
(b)waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such Covered Person to the Corporation or any of its Affiliates.
In addition to and notwithstanding the foregoing, a Corporate Opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.
Article 10
EXCLUSIVE FORUM
Section 10.01. Corporate Claim Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law:
(a)any derivative claim or cause of action brought on behalf of the Corporation;

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(b)any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders;
(c)any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as each may be amended from time to time);
(d)any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder);
(e)any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and
(f)any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants.
This Section 10.01 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction.
Section 10.02. Securities Act Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This Section 10.02 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Article 11
AMENDMENTS; MISCELLANEOUS; CERTAIN DEFINITIONS
Section 11.01. Amendments. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the DGCL and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Section 4.03 and Articles 5, 6, 7, 8, 9 and this 11 (and any defined terms referenced therein) may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth therein, unless such action is approved (a) prior to the Sunset Time, by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation generally entitled to vote thereon, voting together as a single class, and (b) at or following the Sunset Time, by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote thereon, voting together as a single class.
Section 11.02. Severability. If any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or

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void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.
Section 11.03. Deemed Notice. Any Person holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to all of the provisions of this Certificate of Incorporation.
Section 11.04. Certain Definitions. As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Incorporation, the term:
(a)“Affiliate” means, with respect to any Person, any other person or entity who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person.
(b)“Disposition Event” means any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Common Stock and series of Preferred Stock that are generally entitled to vote in the election of Directors prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.
(c)“Mirion IntermediateCo” means Mirion IntermediateCo, Inc., a Delaware corporation.
(d)“Mirion IntermediateCo Charter” means the certificate of incorporation of Mirion IntermediateCo, as it may be amended, restated or otherwise modified from time to time.
(e)“Mirion IntermediateCo Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of Mirion IntermediateCo.
(f)“Paired Interest” means one share of Class B Common Stock and one share of Mirion IntermediateCo Class B Common Stock, subject to adjustment pursuant to Section 4.03(a)(iv).
(g)“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
(h)“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of equity securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time

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owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
(i)“Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, exchange, gift, bequest, pledge, hypothecation or other transfer, disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer:”
(i)the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors;
(ii)entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer);
(iii)the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” hereunder unless subject to an exception in the definition thereof;
(iv)entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of shares of Class A Common Stock upon redemption or exchange of Mirion IntermediateCo Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale unless subject to an exception in the definition thereof; or
(v)the fact that the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.
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ACTIVE/121317987.8

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 7th day of June 2023.

                    MIRION TECHNOLOGIES, INC.

/s/ Emmanuelle Lee
Name: Emmanuelle Lee Title: Chief Legal Officer and Chief Compliance Officer

[Signature Page to Certificate of Incorporation]

ACTIVE/121317987.8